Exhibit 99.2

                                    FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended         December 31, 2002
                          ------------------------------------------------------
                                       OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                        to
                               -----------------------  ------------------------
Commission file number             1-10254
                      ----------------------------------------------------------




            TOTAL SYSTEM SERVICES, INC. DIRECTOR STOCK PURCHASE PLAN



                           TOTAL SYSTEM SERVICES, INC.
                                1200 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2204















                          TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2002, 2001, and 2000

                   (With Independent Auditors' Report Thereon)







                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator
Total System Services, Inc. Director
 Stock Purchase Plan:

We have audited the accompanying statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts, and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2002 and 2001, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

April 11, 2003

                                             /s/KPMG LLP


                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2002 and 2001

                                                                         2002             2001
                                                                     ------------     ------------
                         ASSETS

Common stock of Total System Services, Inc. at market value -
  160,378 shares (cost $1,622,077) in 2002 and 142,897 shares
  (cost $1,239,980) in 2001 (note 2)                                 $  2,165,105        3,026,558
Dividends receivable                                                        2,806            2,143
                                                                     ------------     ------------
                                                                     $  2,167,911        3,028,701
                                                                     ============     ============
                      PLAN EQUITY

Plan equity (16 and 20 participants at December 31, 2002 and
  2001, respectively)                                                $  2,167,911        3,028,701
                                                                     ============     ============

See accompanying notes to financial statements.

                                        2



                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                  Years ended December 31, 2002, 2001, and 2000

                                                           2002            2001           2000
                                                       -------------   ------------   ------------
Dividend income                                        $      10,606          8,134          6,379
Realized gain on distributions to participants
  (notes 2 and 4)                                             81,191        394,021             --
Unrealized (depreciation) appreciation in
  common stock of Total System Services, Inc.
  (note 3)                                                (1,243,550)      (585,276)       848,336
Contributions (notes 1 and 2):
  Participants                                               304,000        344,000        254,333
  Total System Services, Inc.                                152,000        172,000        127,167
                                                       -------------   ------------   ------------

            (Decrease) increase in Plan equity
              before withdrawals                            (695,753)       332,879      1,236,215

Withdrawals by participants:
  Common stock of Total System Services, Inc.
    at market value (8,752 shares in 2002,
    22,472 shares in 2001, 0 shares in 2000) -
    (notes 2 and 4)                                         (165,037)      (539,328)            --
                                                       -------------   ------------   ------------

            (Decrease) increase in Plan equity
              for the year                                  (860,790)      (206,449)     1,236,215

Plan equity at beginning of year                           3,028,701      3,235,150      1,998,935
                                                       -------------   ------------   ------------
Plan equity at end of year                             $   2,167,911      3,028,701      3,235,150
                                                       =============   ============   ============

See accompanying notes to financial statements.

                                        3




                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(1)    DESCRIPTION OF THE PLAN

       The Total System Services, Inc. Director Stock Purchase Plan (Plan) was implemented as of October 15, 1987. The Plan is designed to enable participating Total System Services, Inc. (TSYS) directors to purchase shares of common stock of TSYS at prevailing market prices from contributions made by them and TSYS.

       TSYS serves as the plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the board of directors of TSYS is eligible to participate in the Plan. Prior to February 24, 2000, cash contributions by a participant could not exceed $1,000 per calendar quarter. Effective February 24, 2000, cash contributions by participants cannot exceed $5,000 per calendar quarter. Contributions to the Plan are to be made by TSYS in an amount equal to one-half of each participant's contribution. Participants are immediately vested in their contributions and TSYS' matching contributions.

       The Plan provides, among other things, that all expenses of the Plan and its administration shall be paid by TSYS with the exception of brokers' fees, commissions, postage, and transaction costs which are included in the cost of each participant's investment in common stock of TSYS.

       The Plan provides that each participant may withdraw at any time all or some of his account balance. The participant may elect to receive the proceeds in the form of shares of common stock of TSYS or in a lump-sum cash distribution.

       TSYS expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or TSYS prior to the date of such amendment or termination.

(2)    SUMMARY OF ACCOUNTING POLICIES

       The investment in common stock of TSYS is stated at market value. The 2002 and 2001 market values are based on the closing price at year-end. The December 31, 2002 and 2001 market values were $13.50 and $21.18 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share of common stock and the market value per share at the date of distribution to the participants.

       Contributions by TSYS and participating directors, as well as withdrawals, are accounted for on the accrual basis.

       Dividend income is accrued on the record date.

                                                                     (Continued)

                                        4







                           TOTAL SYSTEM SERVICES, INC.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by TSYS. Cash dividends paid on common stock of TSYS purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the common stock of TSYS purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(3)    UNREALIZED (DEPRECIATION) APPRECIATION IN COMMON STOCK OF TSYS

       Changes in unrealized appreciation (depreciation) in common stock of TSYS are as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Unrealized appreciation at end of year      $     543,028     1,786,578    2,371,854
Unrealized appreciation at beginning of
  year                                          1,786,578     2,371,854    1,523,518
                                            -------------   -----------   ----------
             Unrealized (depreciation)
               appreciation for the year    $  (1,243,550)     (585,276)     848,336
                                            =============   ===========   ==========

(4)    REALIZED GAIN ON WITHDRAWAL DISTRIBUTIONS TO PARTICIPANTS

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Market value at dates of distribution or
  redemption of common stock of TSYS        $     165,037       539,328           --
     Less cost (computed on an average
       cost basis) of shares of common
       stock of TSYS distributed or
       redeemed                                    83,846       145,307           --
                                            -------------   -----------   ----------
            Total realized gain             $      81,191       394,021           --
                                            =============   ===========   ==========

                                        5